UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment Number 2 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POWER GALA CORP.

(Exact Name of Registrant in its Charter)

Delaware	8742	46-2497498
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

4515 12th Avenue

Brooklyn, NY 11219

(718) 208-1889

(Address and Telephone Number of Registrant ’s Principal

Executive Offices and Principal Place of Business)

Copies of communications to:
Gregg E. Jaclin, Esq.
Szaferman Lakind Blumstein & Blader, PC
101 Grovers Mill Road
Second Floor
Lawrenceville, NJ 08648
Tel: 609-275-0400
Fax: 609-275-4511

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer, ” “accelerated filer ” and “smaller reporting company ” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, $0.0001 par value per share	2,006,000	$0.01695	$34,000	$4.64

(1) This Registration Statement covers the resale by our selling shareholders of up to 2,006,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission ( “SEC ”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON SEPTEMBER [ ], 2013

POWER GALA CORP.

2,006,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders ” section is common stock that are shares that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock. Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board ( “OTCBB ”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority ( “FINRA ”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

The Company has no present plans to be acquired or to merge with another company nor does the company, nor any of its shareholders, have plans to enter into a change of control or similar transaction.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act ”) and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors ” beginning on page 4 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: September [ ], 2013

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors ”, “Management ’s Discussion and Analysis of Financial Condition and Results of Operations ” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Power Gala, ” “Company, ” “we, ” “us ” and “our ” refer to Power Gala Corp.

Overview

Power Gala Corp. was incorporated under the name of Powerball Corp in the State of Delaware on February 21, 2012. On April 10, 2013, we changed our name to Power Gala Corp. because of confusion with our name. We are a start-up business and are still developing our business plan. We expect to become an event planning company and we will offer an array of services such as photographers, caterers, DJ ’s, bar services and other special event services. We will be a consultant and a party planner for someone looking to host a special event at a catering hall or their primary residence. We are a development stage company. We will generate revenue by charging our customers a fee for our consulting services and for making introductions to certain event professionals. We may also be able to charge a fee to certain event professional for referring their services.

The Company has no present plans to be acquired or to merge with another company nor does the company, nor any of its shareholders, have plans to enter into a change of control or similar transaction.

Where You Can Find Us

We presently maintain our principal offices at 4515 12th Avenue, Brooklyn, New York 11219. Our telephone number is (718) 208-1889. Our website address is http://www.powergala.net.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

The Offering

Common stock offered by selling security holders	2,006,000 shares of common stock. This number represents 20.5% of our current outstanding common stock (1).

Common stock outstanding before the offering	9,756,000

Common stock outstanding after the offering	9,756,000

Terms of the Offering

The selling security holders will determine when and how they will sell the common stock offered in this prospectus. The selling security holders will sell at a fixed price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Termination of the Offering

The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Trading Market

There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Bulletin Board. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds

We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

(1) Based on 9,756,000 shares of common stock outstanding as of September 29, 2013.

Summary of Financial Information

The following summary financial data should be read in conjunction with “Management ’s Discussion and Analysis, ” “Plan of Operation ” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (February 21, 2012) through June 30, 2013 are derived from our audited annual financial statements and unaudited interim financial statements. The data set forth below should be read in conjunction with “Management ’s Discussion and Analysis of Financial Condition and Results of Operations, ” our financial statements and the related notes included in this prospectus.

Statement of Operations:

	Six Months Ended June 30, 2013	From February 21, 2012 (inception) through December 31, 2012	From February 21, 2012 (inception) through June 30, 2013
Revenues	$ -	$ -	$ -
Operating expenses	$ 36,363	$ 1,044	$ 37,407
Loss from Operations	$ (36,363)	$ (1,044)	$ (37,407)
Net Loss	$ (36,363)	$ (1,044)	$ (37,407)
Loss per common share - Basic and Diluted	$ (0.00)	$ (0.01)
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	8,627,177	7,750,000

Balance Sheet Data:

	As of June 30, 2013	As of December 31, 2012
Cash and cash equivalents	$ 295	$ 100
Computer Software	$ 5,095
Total Assets	$ 5,390	$ 100
Total current liabilities	8,022	369
Total liabilities	8,022	369
Total stockholders' equity (deficit)	(2,632)	(269)
Total Liabilities and Stockholders' Equity (Deficit)	$ 5,390	$ 100

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The audited financial statements included in the registration statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We have incurred significant losses since our inception. Specifically, we have incurred total net losses since inception of $37,407. We have funded these losses primarily through the sale of securities.

Based on our financial history since inception, in their report of independent registered public accounting firm on the financial statements for the period from February 21, 2012 (inception) to December 31, 2012, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenue.

There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development of our business model. We are in the process of starting our business, making contacts in the industry and working on networking and marketing programs that will allow us to attract clients and make connections in the party planning industry. We have not started generating revenue and have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

· Develop effective business plan;

· Meet customer standards;

· Attain customer loyalty; and

· Develop and upgrade our services.

Our future will depend on our ability to bring our services to the market place, which requires careful planning of providing a product that meets customer standards without incurring unnecessary cost and expense.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY AND COMPETE AGAINST MANY LARGE COMPANIES WHICH COULD HARM OUR BUSINESS.

Many companies and individuals are dedicated to special event planning. We also expect more companies and individuals to enter this industry because of the substantially low barriers to entry. Our competitors vary in size from individuals to small companies to very large companies with dominant market shares and substantial financial resources. Many of our competitors have significantly greater financial, marketing and development resources than we have. If we are unable to compete effectively in our principal markets, our business, financial condition and results of operations could be materially and adversely affected.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to be approximately $25,000 per year. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

WE ARE AN “EMERGING GROWTH COMPANY, ” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES ” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company, ” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company, ” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies, ” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company ” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer ” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company ” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company ” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies ” and expect to continue to do so.

THE JOBS ACT ALLOWS US TO DELAY THE ADOPTION OF NEW OR REVISED ACCOUNTING STANDARDS THAT HAVE DIFFERENT EFFECTIVE DATES FOR PUBLIC AND PRIVATE COMPANIES.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

OUR COMMON SHARES WILL NOT BE REGISTERED UNDER THE EXCHANGE ACT AND AS A RESULT WE WILL HAVE LIMITED REPORTING DUTIES WHICH COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

Our common shares are not registered under the Exchange Act. As a result, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In additional our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act. As a result, although, upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereunder. Furthermore, so long as our common shares are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

Unless we are required to register our securities under Section 12(g) of the Securities Exchange Act, we do not intend to voluntarily comply with the registration requirements of Section 12(g) of the Securities Exchange Act.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, $10,000,000 in total assets and either more than 2,000 shareholders of record or 500 shareholders of record who are not accredited investors (as such term is defined by the Securities and Exchange Commission), in accordance with Section 12(g) of the Exchange Act). As long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF SHMUEL ULANO, OUR CHIEF EXECUTIVE OFFICER AND DIRECTOR, AND ADELINE DYKSZTEJN, OUR SECRETARY AND TREASURER.

We are presently dependent to a great extent upon the experience, abilities and continued services of Shmuel Ulano, our Chief Executive Officer and director, and Adeline Dyksztejn, our Secretary and Treasurer. We are fully dependent on Mr. Ulano for all our operations and managing the process of growing our business. If Mr. Ulano is unable to continue as our Chief Executive Officer we may not be successful in implementing our business plan.

The loss of services of any of the management staff could have a material adverse effect on our business, financial condition or results of operation. Neither Mr. Ulano or Ms. Dyksztejn currently has any employment agreement, post-employment agreement, non-competition agreement or a confidentiality agreement with us.

OUR KEY PERSONNEL MAY NOT PROVIDE MORE THAN TWENTY HOURS OF TIME PER WEEK TO OUR BUSINESS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

Our future ability to execute our business plan depends upon the continued service of our executive officers, Shmuel Ulano, our Chief Executive Officer, and Adeline Dyksztejn, our Secretary and Treasurer. Both individuals also have other jobs which will require them to spend less than full-time with this venture. As such, they may be limited in the amount of time they can devote to the Company. However, they plan on devoting a minimum of twenty hours per weeks to the Company.

WE MAY INCUR SUBSTANTIAL DEBT WHICH COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

It is possible that we may incur substantial debt in order to expand our business, which could adversely affect our financial condition. Incurring a substantial amount of debt may require us to use a significant portion of our cash flow to pay principal and interest on such debt, which will reduce the amount available to fund working capital, capital expenditures and general corporate purposes. Our indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests; and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act ”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company. ” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, independent accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors ’ and officers ’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors ’ and officers ’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management ’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

IF WE ARE NOT ABLE TO IMPLEMENT THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT IN A TIMELY MANNER OR WITH ADEQUATE COMPLIANCE, WE MAY BE SUBJECT TO SANCTIONS BY REGULATORY AUTHORITIES.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal controls over financial reporting and, beginning with our annual report for fiscal year 2013, provide a management report on the internal control over financial reporting. We are in the preliminary stages of seeking consultants to assist us with a review of our existing internal controls and the design and implementation of additional internal controls that we may determine are appropriate. If we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We will be evaluating our internal controls systems to allow management to report on, and eventually allow our independent auditors to attest to, our internal controls. We will be performing the system and process evaluation and testing (and any necessary remediation) required to comply with the management certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

We cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to sanctions or investigation by regulatory authorities, such as the SEC or a stock exchange on which our securities may be listed in the future. Any such action could adversely affect our financial results or investors ’ confidence in us and could cause our stock price to fall. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls that are deemed to be material weaknesses, we could be subject to sanctions or investigations by the SEC, any stock exchange on which our securities may be listed in the future, or other regulatory authorities, which would entail expenditure of additional financial and management resources and could materially adversely affect our stock price. Inferior internal controls could also cause us to fail to meet our reporting obligations or cause investors to lose confidence in our reported financial information, which could have a negative effect on our stock price.

To date, we have not evaluated the effectiveness of our internal controls over financial reporting, or the effectiveness of our disclosure controls and procedures, and we will not be required to evaluate our internal controls over financial reporting or disclose the results of such evaluation until the filing of our second annual report. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event an investor could lose his entire investment in our company.

WE ARE AN “EMERGING GROWTH COMPANY ” UNDER THE RECENTLY ENACTED JOBS ACT AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We qualify as an “emerging growth company ” under the recently enacted JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, among other things, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay ” and “say-on-frequency ”;

•	obtain shareholder approval of any golden parachute payments not previously approved; and

•

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive ’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company ” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a “large accelerated filer ” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Until such time, however, because the JOBS Act has only recently been enacted, we cannot predict whether investors will find our stock less attractive because of the more limited disclosure requirements that we may be entitled to follow and other exemptions on which we are relying while we are an “emerging growth company ”. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

OUR STATUS AS AN “EMERGING GROWTH COMPANY ” UNDER THE JOBS ACT MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL AS AND WHEN WE NEED IT.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company ” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

EVEN AFTER WE ARE NO LONGER AN “EMERGING GROWTH COMPANY ”, WE MAY STILL HAVE EXEMPTIONS AVAILABLE AND REDUCED DISCLOSURE REQUIREMENTS AS A SMALLER REPORTING COMPANY WHICH COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

After we are no longer an “emerging growth company ”, we may still qualify as a smaller reporting company which would allow us to take advantage of certain exemptions and reduced disclosure requirements. For instance, as a smaller reporting company we would not be required to obtain an auditor attestation with respect to management ’s conclusion about the effectiveness of internal controls over financial reporting. This reduced disclosure could make our common stock less attractive to investors.

OUR MANAGEMENT ’S RELATIVE LACK OF PUBLIC COMPANY EXPERIENCE COULD PUT US AT GREATER RISK OF INCURRING FINES OR REGULATORY ACTIONS FOR FAILURE TO COMPLY WITH FEDERAL SECURITIES LAWS AND COULD PUT US AT A COMPETITIVE DISADVANTAGE.

Some of our officers and directors have limited experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, prospects, results of operations and financial condition. Further, since some of our officers and directors have minimal public company experience, we may have to spend more time and money to comply with legally mandated corporate governance policies than our competitors whose management teams have greater public company experience.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney ’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person ’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 200,000,000 shares of capital stock consisting of 200,000,000 shares of common stock, par value $0.0001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock will be quoted on the OTCBB.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer ’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser ’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements. ” Such forward-looking statements include, but are not limited to, statements regarding our and their management ’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates, ” “believes, ” “continue, ” “could, ” “estimates, ” “expects, ” “intends, ” “may, ” “might, ” “plans, ” “possible, ” “potential, ” “predicts, ” “projects, ” “seeks, ” “should, ” “would ” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties ’ control) or other assumptions.

Use of Proceeds

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders ” and “Plan of Distribution ”. We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

Determination of Offering Price

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Regulation S promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Dilution

The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders ” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The common shares being offered for resale by the selling security holders consist of 2,006,000 shares of our common stock held by 34 shareholders. Such shareholders include the holders of 2,006,000 shares sold in our private offering pursuant to Regulation S completed in April 2013 at an offering price of $0.01695 per share.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 29, 2013 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1)
Ahron Galinsky	59,000	59,000	0	0%
Alhnan Winer	59,000	59,000	0	0%
Amit Shemesh	59,000	59,000	0	0%
Chana Boltin	59,000	59,000	0	0%
David Kletzkin	59,000	59,000	0	0%
Efrat Vaalani	59,000	59,000	0	0%
Feiga Kenig	59,000	59,000	0	0%
Karmela Rafaelov	59,000	59,000	0	0%
Lishai Shemesh	59,000	59,000	0	0%
Malka Gabay	59,000	59,000	0	0%
Miryom Galinsky	59,000	59,000	0	0%
Moshe Asher	59,000	59,000	0	0%
Moshe Tzvi Bukshpan	59,000	59,000	0	0%
Nachman Grinvald	59,000	59,000	0	0%
Natan Gabay	59,000	59,000	0	0%
Natan Bermatz	59,000	59,000	0	0%
Nechama Kletzkin	59,000	59,000	0	0%
Refael Chaim Rafaelov	59,000	59,000	0	0%
Reuven Boltin	59,000	59,000	0	0%
Rivka Bukshpan	59,000	59,000	0	0%
Sara Kletzkin	59,000	59,000	0	0%
Shimshon Boltin	59,000	59,000	0	0%
Shmuel Rafaelov	59,000	59,000	0	0%
Shnior Kenig	59,000	59,000	0	0%
Simcha Benisan	59,000	59,000	0	0%
Tzipora Bermatz	59,000	59,000	0	0%
Yafit Rafaelov	59,000	59,000	0	0%
Yehudit Grinvald	59,000	59,000	0	0%
Yekutiel Vaalani	59,000	59,000	0	0%
Yosef Benisan	59,000	59,000	0	0%
Yosef Kletzkin	59,000	59,000	0	0%
Zipora Winer	59,000	59,000	0	0%
Zohar Boltin	59,000	59,000	0	0%
Zvi Tokchinski	59,000	59,000	0	0%
TOTAL	2,006,000	2,006,000	0	0%

(1)	Based on 9,756,000 shares outstanding as of September 29, 2013.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

None of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $30,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 200,000,000 shares of capital stock, of which 200,000,000 shares are common stock, $0.0001 par value per share.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, $0.0001 par value per share. Currently we have 9,756,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are not authorized to issue any shares of preferred stock.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent. However, upon filing this Registration Statement, we do intend to engage a transfer agent to issue physical certificates to our shareholders.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Szaferman Lakind Blumstein & Blader, PC located at 101 Grovers Mill Road Second Floor, Lawrenceville, NJ 08648 will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements as of December 31, 2012 and for the period from February 21, 2012 (inception) to December 31, 2012 included in this prospectus and the registration statement have been audited by D. Brooks and Associates CPA ’s, P.A., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Information about the Registrant

DESCRIPTION OF BUSINESS

Overview

Power Gala Corp. was incorporated under the name of Powerball Corp in the State of Delaware on February 21, 2012. On April 10, 2013, we changed our name to Power Gala Corp because of confusion with our name. We are a start-up business and are still developing our business plan. We expect to become an event planning company and we will offer an array of services such as photographers, caterers, DJ ’s, bar services and other special event services. We will be a consultant and a party planner for someone looking to host a special event at a catering hall or their primary residence. We are a development stage company. We will generate revenue by charging our customers a fee for our consulting services and for making introductions to certain event professionals. We may also be able to charge a fee to certain event professional for referring their services.

We are a development stage company, and to date, our development efforts have been focused primarily on the development of our business and making connections in the special event planning industry. In addition, to date we have limited operating history for investors to evaluate the potential of our business development. In addition, our sources of cash are not adequate for the next 12 months of operations. If we are unable to raise additional cash, we will either have to suspend or cease our expansion plans entirely.

Our Business

We are a development stage company formed for the purpose of developing a consulting services firm that is focused on providing consulting services for special event planning. We consult with hosts and introduce them to certain private vendors that provide services to special events such as weddings, bar/bat mitzvahs and other special events. We have not completed the development of our business and are putting together our marketing strategy and making contacts and beginning to grow.

Why you would need to hire us

Having a professional handle all of the organizing, planning, and managing of any special event sounds great. We intend to provide affordable wedding event coordination. People planning a special event (i.e. wedding, bar mitzvah, sweet 16, fundraiser, etc.) might be interested in hiring us as a wedding planner because we help:

- Manage the hosts time and take care of a lot of the administrative and ministerial tasks associated with putting together a special event;

- Plan and prepare for events that are out of town or if guests are traveling from out of town to attend;

- You are looking to budget shop and want to cut costs on vendors and negotiate with each event vendor;

- Manage the process and use our experience, knowledge and contacts to make a host feel comfortable and not overwhelmed by the thought of putting an event together; and

- Keep everything organized and running smooth and efficiently from the pre-planning to the day of the event.

What do we do

Hiring us as a special event consultant does not mean that you are handing over all of the power to make decisions about your wedding. We work with our clients to carry out their vision and make the event a seemless, beautiful event without a lot of fuss.

We help our clients plan and balance the details of the event while keeping our clients focused on what truly is important for that special event. Some of the many services we can provide, include:

Handle vendors – We have and are in the process of developing numerous connections with vendors in the wedding industry. Based on a client ’s budget and personal style, a consultant can suggest, select, and hire the vendors. We can also negotiate contracts and hopefully use our relationships to get great deals for our clients.

Schedule – We will assist our clients in drafting a master plan, creating a schedule based on the timeline our client ’s have established. An established timeline will help everyone involved stay on track, on time and on budget.

Stay Within Your Budget – Knowing how much our clients have allotted for their special event will help our consultants tailor an event that is within your financial guidelines.

Invitations – On certain requests, we can take on the task of ordering, addressing, and mailing invitations for our clients.

Menu – On certain requests, we may help you select a menu that is within your budget and that meets the special dietary needs of your guests.

Orchestrate – On the day of the special event, it is imperative that you have a professional who is delegated the role of orchestrating the day ’s events. We can be there to assist our clients and make sure all the details are delivered in perfect form on the day of the event.

There are also many small, but just as important, unexpected tasks that pop up while planning an event that we will discuss with our clients and anticipate, plan for and address.

Revenue Model

We have not engaged our first client and are still working on developing the business plan. However, we do intend to generate revenue through the use of a transaction fee from our clients. We will charge them a fee for our consulting services. We may also be able to charge a referral fee to our vendors for any of our clients that hire vendors based on referrals that we provide.

Competition

The special event industry is highly competitive because the barrier to entry is very low. Additionally, the market is very fragmented with many small companies competing against each other. There are not many large companies that control a significant percentage of the industry. It is very inexpensive to consult for special event planning which makes it possible for individuals and many small companies to begin consulting. We expect to be able to compete by providing responsive and knowledgeable consultants at reasonable prices.

Employees

As of September 29, 2013, we did not have any employees and our 2 officers, Shmuel Ulano and Adeline Dyksztejn, will be providing services on a part-time basis.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 4515 12th Avenue, Brooklyn, New York 11219, and our telephone number is (718) 208-1889. There is no lease on the premises and the Company is occupying the premises and is not responsible for paying rent.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 34 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

POWER GALA CORP.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Power Gala Corp. (A Development Stage Company)

We have audited the accompanying balance sheet of Power Gala Corp. (a development stage company) as of December 31, 2012, and the related statements of operations, stockholders ’ deficit, and cash flows for the period from February 21, 2012 (inception). Power Gala Corp. ’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company ’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were not engaged to examine management ’s assertion about the effectiveness of Power Gala Corp. ’s internal control over financial reporting as of December 31, 2012 and, accordingly, we do not express an opinion thereon.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power Gala Corp. (a development stage company) as of December 31, 2012, and the results of its operations and cash flows for each of the the period from February 21, 2012 (inception) in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a stockholder ’s deficit and an accumulated deficiency as of December 31, 2012. These and other factors raise substantial doubt about the Company ’s ability to continue as a going concern. Management ’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

D. Brooks and Associates CPA ’s, P.A West Palm Beach, FL

June 7, 2013

POWER GALA CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF DECEMBER 31, 2012

ASSETS
Current Assets:
Cash and cash equivalents	$ 100

Total current assets	100

Total Assets	$ 100

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Loans from related parties - directors and stockholder	$ 369

Total current liabilities	369

Total liabilities	369

Commitments and Contingencies

Stockholders' Deficit:
Common stock, par value $.0001 per share, 200,000,000 shares authorized;
7,750,000 shares issued and outstanding	775
Deficit accumulated during the development stage	(1,044)

Total stockholders' deficit	(269)

Total Liabilities and Stockholders' Deficit	$ 100

The accompanying notes to financial statements

are an integral part of these financial statements.

POWER GALA CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION

(FEBRUARY 21, 2012) THROUGH DECEMBER 31, 2012

From February 21, 2012 (inception) through December 31, 2012
Revenues	$ -

Expenses:
General and administrative	1,044
Total expenses	1,044

Loss from Operations	(1,044)

Provision for income taxes	-

Net Loss	$ (1,044)

Loss Per Common Share:
Loss per common share - Basic and Diluted	$ (0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	7,750,000

The accompanying notes to financial statements are

an integral part of these financial statements.

POWER GALA CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE PERIOD FROM INCEPTION (FEBRUARY 21, 2012)

THROUGH DECEMBER 31, 2012

			(Deficit)
			Accumulated
			During the
	Common stock		Development
Description	Shares	Amount	Stage	Totals
Balance - February 21, 2012 (Inception)	-	$ -	$ -	$ -
Issuance of founders' shares	7,750,000	775	-	775
Net loss for the period	-	-	(1,044)	(1,044)
Balance - December 31, 2012	7,750,000	$ 775	$ (1,044)	$ (269)

The accompanying notes to financial statements are

an integral part of these financial statements.

POWER GALA CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (FEBRUARY 21, 2012)

THROUGH DECEMBER 31, 2012

From
February 21, 2012
(inception) through
December 31, 2012
Operating Activities:
Net loss	$ (1,044)
Adjustments to reconcile net loss to net cash
used in operating activities:
Organizational costs paid by stockholder	269
Issuance of founder's shares	775
Changes in net assets and liabilities-	-

Net Cash Used in Operating Activities	-

Financing Activities:
Loans from related parties - directors and stockholders	100

Net Cash Provided by Financing Activities	100

Net Decrease Increase in Cash	100

Cash - Beginning of Period	-

Cash - End of Period	$ 100

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$ -
Income taxes	$ -

The accompanying notes to financial statements are

an integral part of these financial statements.

POWER GALA CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies

Basis of Presentation and Organization

Power Gala corp. ( “Power Gala ” or the “Company ”) is a Delaware corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on February 21, 2012. The business plan of the Company is to offer event planning services for various types of events. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Development Stage

As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period from February 21, 2012 through December 31, 2012.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board ( “FASB ”) Accounting Standards Codification ( “ASC ”) 740, “Accounting for Income Taxes. It prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. As a result, the Company has applied a more-likely-than-not recognition threshold for all tax uncertainties. The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities. The Company is subject to taxation in the United States. All of the Company ’s tax years since inception remain subject to examination by Federal and state jurisdictions.

The Company classifies penalties and interest related to unrecognized tax benefits as income tax expense in the Statements of Operations.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2012, the carrying value of loans from directors and stockholders approximated fair value due to the short-term nature and maturity of these instruments.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenues and expenses for the period from February 21, 2012 (inception) through December 31, 2012. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

Recent Accounting Pronouncements

(2) Going Concern

The Company is currently in the development stage. The business plan of the Company is to offer event planning services for various types of events. The Company also intends to seek third party entities interested in licensing the rights to manufacture and market the device.

In March and April 2013, the company sold 2,006,000 of common stock for cash proceeds of $34,000. Management believes that these proceeds will provide sufficient capital to continue through 2013. This registration statement on Form S-1 is for the registration of these securities and the registrant will not receive any additional funds as a result of this filing.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2012, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company ’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3) Loans from Related Parties - Directors and Stockholders

As of December 31, 2012, loans from related parties amounted to $369 and represented working capital advances from Directors who are also stockholders of the Company. These advances are non-interest bearing and due on demand.

(4) Common Stock

On December 12, 2012, the Company issued 7,750,000 shares of its common stock to the founders of the company.

(5) Income Taxes

The provision (benefit) for income taxes for the period from inception through December 31, 2012 was as follows (assuming a 23% effective tax rate):

2012
Current Tax Provision:
Federal-
Taxable income	$ -

Total current tax provision	$ -

Deferred Tax Provision:
Federal-
Loss carryforwards	$ 264
Change in valuation allowance	(264)

Total deferred tax provision	$ -

The Company had deferred income tax assets as of December 31, 2012 as follows:

2012
Loss carryforwards	$ (264)
Less - Valuation allowance	264

Total net deferred tax assets	$ -

The Company provided a valuation allowance equal to the deferred income tax assets as of December 31, 2012, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2012 the Company had a net operating loss carry-forward of approximately $775 which may be used to offset future taxable income and expires in 2033.

(6) Related Party Transactions

As described in Note 3, as of December 31, 2012, the Company owed $369 to Directors, officers, and principal stockholders of the Company for working capital loans.

As described in Note 4, on December 12, 2012 as payment for services, the Company issued 7,750,000 shares of its common stock to the founders of the company..

(7) Subsequent Event

Between March 15, 2013 and June 30, 2013 the Company issued 2,006,000 shares of its common stock to investors for $34,000.

Subsequent events have been evaluated through June 7, 2013, which is the date these financial statements were available to be issued.

POWER GALA CORP.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2013

Condensed Financial Statements-

Condensed Balance Sheets as of June 30, 2013 (unaudited) and December 31, 2012	F-10

Condensed Statements of Operations for the Six Months Ended June 30, 2013 and for the periods from February 21, 2012 (Inception)
through June 30, 2013 and 2012(unaudited)	F-11

Condensed Statement of Changes in Stockholders’ Equity for the Periods from
February 21, 2012 (Inception) Through June 30, 2013 (unaudited)	F-12

Condensed Statements of Cash Flows for the for the Six Months Ended June 30, 2013 and for the periods from February 21, 2012 (Inception)
Through June 30, 2013 and 2012 (unaudited)	F-13

Notes to Condensed Financial Statements (unaudited)	F-14

POWER GALA CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

AS OF JUNE 30, 2013 AND DECEMBER 31, 2012

ASSETS

	2013	2012
	(Unaudited)
Current Assets:
Cash and cash equivalents	$ 295	$ 100

Total current assets	295	100

Other Assets:
Software, net	5,095	-

Total Assets	$ 5,390	$ 100

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Loans from related parties - Directors and stockholders	$ 8,022	$ 369

Total current liabilities	8,022	369

Total liabilities	8,022	369

Commitments and Contingencies

Stockholders' Deficit:
Common stock, par value $.0001 per share, 200,000,000 shares authorized;
9,756,000 and 7,750,000 shares issued and outstanding, respectively	976	775
Additional paid-in capital	33,799	-
Deficit accumulated during the development stage	(37,407)	(1,044)

Total stockholders' deficit	(2,632)	(269)

Total Liabilities and Stockholders' Deficit	$ 5,390	$ 100

The accompanying notes to financial statements are an integral part of these unaudited condensed financial statements.

POWER GALA CORP.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS FOR THE

SIX MONTHS ENDED JUNE 30, 2013

AND THE PERIODS  FROM INCEPTION (FEBRUARY 21, 2012)

THROUGH JUNE 30, 2012 AND 2013

(UNAUDITED)

		Cumulative
		From Inception
	Six Months Ended	Through
	June 30,	June 30, 2013
	2013	2012	2013

Revenues	$ -	$ -	$ -

Expenses:
Professional fees	15,000	-	15,000
Consulting	17,991	-	17,991
Depreciation	300	-	300
Filing fees	1,137	-	1,137
Computer and Internet expenses	134	-	134
General and administrative	1,801	-	2,845

Total expenses	36,363	-	37,407

Loss from Operations	(36,363)	-	(37,407)

Provision for income taxes	-	-	-

Net Loss	$ (36,363)	$ -	$ (37,407)

Loss Per Common Share:
Loss per common share - Basic and Diluted	$ -	$ -

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	8,627,177	-

The accompanying notes to financial statements are an integral part of these unaudited condensed financial statements.

POWER GALA CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS'

EQUITY (DEFICIT) FOR THE PERIODS FROM INCEPTION

(FEBRUARY 21, 2012) THROUGH JUNE 30, 2013

(UNAUDITED)

				Deficit
				Accumulated
			Additional	During the
	Common stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Totals

Balance - February 21, 2012	-	$ -	$ -	$ -	$ -

Issuance of founder's shares	7,750,000	775	-	-	775

Net loss for the period	-	-	-	(1,044)	(1,044)

Balance - December 31, 2012	7,750,000	775	-	(1,044)	(269)

Common stock issued for cash ($0.017 per share)	2,006,000	201	33,799	-	34,000

Net loss for the period	-	-	-	(36,363)	(36,363)

Balance - June 30, 2013	9,756,000	$ 976	$ 33,799	$ (37,407)	$ (2,632)

The accompanying notes to financial statements are an integral part of these unaudited condensed financial statements.

POWER GALA CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013

AND FOR THE PERIODS FROM INCEPTION (FEBRUARY 21, 2012)

THROUGH JUNE 30, 2012 AND 2013

(UNAUDITED)

		From	From
	Six Months	February 21, 2012	February 21, 2012
	Ended	(inception) through	(inception) through
	June 30, 2013	June 30, 2012	June 30, 2013

Operating Activities:
Net loss	$ (36,363)	$ -	$ (37,407)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	300	-	300
Issuance of founder's shares	-	-	775
Payment of organization costs by stockholder	-	-	-
Changes in accounts payable and accrued liabilities	-	-	-

Net Cash Used in Operating Activities	(36,063)	-	(36,332)

Investing Activities:
Purchase of software	(5,395)	-	(5,395)

Net Cash Used in Investing Activities	(5,395)	-	(5,395)

Financing Activities:
Proceeds from issuance of common stock	34,000	-	34,000
Loans from related parties - directors and stockholders	7,653	-	8,022

Net Cash Provided by Financing Activities	41,653	-	42,022

Net Increase in Cash	195	-	295

Cash - Beginning of Period	100	-	-

Cash - End of Period	$ 295	$ -	$ 295

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -

The accompanying notes to financial statements are an integral part of these unaudited condensed financial statements.

POWER GALA CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(1)   Summary of Significant Accounting Policies

Basis of Presentation and Organization

Power Gala corp. (“Power Gala” or the “Company”) is a Delaware corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on February 21, 2012. The business plan of the Company is to offer event planning services for various types of events. The accompanying condensed financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments necessary to present the financial position, results of operations and cash flows for the stated periods have been made.  Except as described below, these adjustments consist only of normal and recurring adjustments. Certain information and note disclosures normally included in the Company’s annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These financial statements should be read in conjunction with a reading of the Company’s annual financial statements and notes thereto included in this registration statement.  Interim results of operations for the six months ended June 30, 2013 are not necessarily indicative of future results for the full year.

Development Stage

As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Software

The Company purchased pre-packaged software for internal use.  The cost of the software is capitalized and amortized into expense over its estimates useful life of three years.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period from inception through June 30, 2013.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, “Accounting for Income Taxes.  It prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  As a result, the Company has applied a more-likely-than-not recognition threshold for all tax uncertainties.  The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities. The Company is subject to taxation in the United States.   All of the Company’s tax years since inception remain subject to examination by Federal and state jurisdictions.

The Company classifies penalties and interest related to unrecognized tax benefits as income tax expense in the Statements of Operations.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of June 30, 2013, the carrying value of loans from directors and stockholders approximated fair value due to the short-term nature and maturity of these instruments.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenues and expenses for the period from February 21, 2012 (inception) through June 30, 2013. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the financial statements.

(2)   Development Stage Activities and Going Concern

The Company is currently in the development stage, and has no operations. The business plan of the Company is to offer event planning services for various types of events.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of June 30, 2013, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)   Loans from Related Parties - Directors and Stockholders

As of June 30, 2013, and December 31, 2012 loans from a founding stockholder amounted to $8,022 and $369, respectively, and represented working capital advances. These advances are non-interest bearing and due on demand.

(4)   Common Stock

On December 12, 2012, the Company issued 7,750,000 shares of its common stock to founder’s of the company.

Between May 15, 2013 and April 30, 2013 the Company issued 2,006,000 shares of its common stock to investors for $34,000.

.

(5)   Related Party Transactions

As described in Note 3, as of June 30, 2013, the Company owed $8,022 to Directors, officers, and principal stockholders of the Company for working capital loans.

As described in Note 4, on December 12, 2012 the Company issued 7,750,000 shares of its common stock to individuals who are Directors and Officers of the Company.

(6)   Subsequent Event

Subsequent events have been evaluated through August 30, 2013, which is the date these financial statements were available to be issued.

MANAGEMENT ’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

We have commenced limited operations and our proposed business plan is not yet fully operational. We are finalizing our business plan and working to obtain our first client but have not yet engaged any clients.

Power Gala Corp. was incorporated under the name of Powerball Corp in the State of Delaware on February 21, 2012. On April 10, 2013, we changed our name to Power Gala Corp. because of confusion with our name. We are a start-up business and are still developing our business plan. We expect to become an event planning company and we will offer an array of services such as photographers, caterers, DJ ’s, bar services and other special event services. We will be a consultant and a party planner for someone looking to host a special event at a catering hall or their primary residence. We are a development stage company. We will generate revenue by charging our customers a fee for our consulting services and for making introductions to certain event professionals. We may also be able to charge a fee to certain event professional for referring their services.

The following is our specific plan of action over the course of the next 12 months, including each milestone, the anticipated timeframe and what expenditures and actions will be required to complete such milestone. By the end of 2013, we hope to secure our first contract. We have been speaking with private event professionals and networking with other party planners. Through our contacts and through word of mouth we have been introduced to a few potential clients that may utilize our services. In addition, over the next 6 months, we plan on attracting new customers through a few marketing and advertising strategies. We plan to enroll in an online wedding website , such as myweddings.com, and be listed as an approved vendor on those websites. We also plan to advertise in wedding promotional magazines, such as, Celebrations, and to attend bridal shows. We expect to spend approximately $1,000 on these advertising and marketing efforts. If we do not have the funds available and are not able to raise funds through a financing we will be required to rely on our officers and directors to fund these efforts. We have not, however, entered into any formal written agreement with our officers and directors to fund our operations in the event we do not generate sufficient revenue and are not successful in raising funds through financing. Accordingly, our officers and directors are under no obligation to fund our operations.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. In addition, to date we have limited operating history for investors to evaluate the potential of our business development. As such, we have not built our customer base or our brand name. In addition, our sources of cash are not adequate for the next 12 months of operations. If we are unable to raise additional cash, we will either have to suspend or cease our expansion plans entirely.

Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Critical Accounting Policies and Estimates

While our significant accounting policies are more fully described in Note 1 to our financial statements for the period ended December 31, 2012, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, recovery of long-lived assets, income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Basis of Presentation and Organization

Power Gala corp. ( “Power Gala ” or the “Company ”) is a Delaware corporation in the development stage and has not commenced operations. The Company was incorporated under the laws of the State of Delaware on February 21, 2012. The business plan of the Company is to offer event planning services for various types of events. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Development Stage

As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period from February 21, 2012 through December 31, 2012.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board ( “FASB ”) Accounting Standards Codification ( “ASC ”) 740, “Accounting for Income Taxes. It prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. As a result, the Company has applied a more-likely-than-not recognition threshold for all tax uncertainties. The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities. The Company is subject to taxation in the United States. All of the Company ’s tax years since inception remain subject to examination by Federal and state jurisdictions.

The Company classifies penalties and interest related to unrecognized tax benefits as income tax expense in the Statements of Operations.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of June 30, 2013, the carrying value of loans from directors and stockholders approximated fair value due to the short-term nature and maturity of these instruments.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and revenues and expenses for the period from February 21, 2012 (inception) through June 30, 2013. Actual results could differ from those estimates made by management.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Results of Operations

	For the six -month period ended June 30	From Inception through June 30
	2013	2012
Revenue	$ -	-
Expenses	36,363	-
Loss from operations	$ (36,363)	-
Net loss	$ (36,363)	-

Our business was incorporated on February 21, 2012. However, operations did not start until after June 30, 2012. Accordingly, no comparisons exist for the prior year ’s period.

For the six month period ended June 30, 2013

Revenue

For the six month period ended June 30, 2013, we had no revenue.

Expenses

For the six month period ended June 30, 2013, expenses totaled $ 36,363. Expenses consisted of professional fees, consulting, filing fees, computer and internet access and general and administrative expenses .

Net Loss

Our net loss for the sixmonth period ended June 30, 2013 was ($ 36,363 ), or $0.00 per common share (basic and diluted).

For the Period February 21, 2012 (Inception)

To December 31, 2012

Revenue	$ -
Expenses	$ 1,044
Loss from operations	$ (1,044)
Net loss	$ (1,044)

Our business began on February 21, 2012. Accordingly, no comparisons exist for the prior period.

For the period from February 21, 2012 (inception) to December 31, 2012

Revenue

For the period from February 21, 2012 (inception) to December 31, 2012 we had $0 in revenue. We did not generate any revenue during this period because we were setting up all our corporate documents and beginning our business.

Expenses

Expenses for the period from February 21, 2012 (inception) to December 31, 2012 totaled $1,044. The majority of the expenses incurred during the period consisted of corporate filings and start-up costs.

Net Loss

As a result of the factors described above, our net loss for the fiscal year ended December 31, 2012 was ($1,044).

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. We have been funding our operations through the sale of our common stock.

Our primary uses of cash have been for salaries and fees paid to third parties for the development of our products. All funds received have been expended in the furtherance of growing the business and establishing brand portfolios. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

☐	An increase in working capital requirements to finance additional product development,
☐	Addition of administrative and sales personnel as the business grows,
☐	Increases in advertising, public relations and sales promotions for existing and new brands as the company expands within existing markets or enters new markets,
☐	The cost of being a public company, and
☐	Capital expenditures to add additional technology.

We are not aware of any known trends or any known demands, commitments or events that will result in our liquidity increasing or decreasing in any material way. We are not aware of any matters that would have an impact on future operations.

At December 31, 2012 and June 30, 2013 respectively, we had a cash balance of $100 and $295 , respectively, and a working capital deficits of $269 and $7,727, respectively. Since inception, we raised $34,000 from the sale of common stock to fund our operating expenses, pay our obligations, and grow our company. We currently have no material commitments for capital expenditures. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate we will be profitable in 2013. Therefore our future operations will be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Our business plan within 12 months is outlined below:

Over the twelve month period starting upon the effective date of this registration statement, we intend to market our services and reach out to potential people hosting special events (i.e. brides and grooms, charities, etc.). We expect to market in newspapers and online and possibly attend a few bridal shows at local catering halls.

Additionally, we expect to also network with special event vendors and parties that help coordinate special events. We hope to use these contacts as referral sources and potential relationships for new business.

The following is our specific plan of action over the course of the next 12 months, including each milestone, the anticipated timeframe and what expenditures and actions will be required to complete such milestone. By the end of 2013, we hope to secure our first contract. We have been speaking with private event professionals and networking with other party planners. Through our contacts and through word of mouth we have been introduced to a few potential clients that may utilize our services. In addition, over the next 6 months, we plan on attracting new customers through a few marketing and advertising strategies. We plan to enroll in an online wedding website , such as myweddings.com , and be listed as an approved vendor on those websites. We also plan to advertise in wedding promotional magazines, such as, Celebrations, and to attend bridal shows. We expect to spend approximately $1,000 on these advertising and marketing efforts. If we do not have the funds available and are not able to raise funds through a financing we will be required to rely on our officers and directors to fund these efforts.

If we are unable to build our customer base or gain any clients and our marketing attempts are unsuccessful, we will cease our development and/or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our development plan could be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment. At the present time, we have not made any arrangements to raise additional cash. However, we intend to raise additional capital through private placements once we gain a quotation on the OTC Bulletin Board, for which there is no assurance. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

We do not have any contractual obligations at this time.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of officers and director as of September 29, 2013. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Shmuel Ulano	32	Chief Executive Officer and Director
Adeline Dyksztejn	35	Secretary and Treasurer

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Shmuel Ulano, Chief Executive Officer and Director

From January 11, 2010 to the present, Mr. Ulano has been taking courses in building engineering, where he is studying building services engineering, including: Project Planning, Financial Management, Managing Resources, Electrotechnical engineering, Mechanical Engineering, Air conditioning and Ventilation. From March 2, 2006 through January 1, 2010, Mr. Ulano worked as a freelance photographer at special events such as weddings, corporate events, birthday parties and holiday parties. Through this experience, he made many contacts and was able to network with party professionals.

Mr. Shmuel Ulano is qualified to serve as a director of this company because of his knowledge and experience in the private party industry as a freelance photographer.

Adeline Dyksztejn, Secretary and Treasurer

From Dec 20, 2011 to the present, Mrs. Adeline Dyksztejn is self-employed as an internet marketing expert. Mrs. Dyksztejn has accumulated an extensive experience in internet marketing and focuses on enhancing her clients online presence through social media, internet video production, website development and design, PPC (Pay per Click) advertising, website promotion and search engine optimization. From April 25, 2007 to November 18, 2011, Mrs. Dyksztejn had a home catering business for all types of events such as corporate events, birthday parties and private parties.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period from Inception through December 31, 2012:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)				Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Shmuel Ulano, Chief Executive Officer (1)	2012	$0	0	0	0	0	0	$0	$0

Adeline Dyksztejn, Secretary and Treasurer (2)	2012	$0	0	0	0	0	0	$0	$0

(1)	Mr. Ulano received 4,500,000 founders common shares valued at $0.0001 par value.
(2)	Ms. Dyksztejn received 3,250,000 founders common shares valued at $0.0001 par value.

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception through December 31, 2012.

Aggregated Option Exercises and Fiscal Year-End Option Value Table . There were no stock options exercised during period ending December 31, 2012 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan ( “LTIP ”) Awards Table

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Currently, we do not have an employment agreement in place with our officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of September 29, 2013, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Shmuel Ulano 4515 12th Avenue Brooklyn, New York 11219	4,500,000	46.15%

Adeline Dyksztejn 4515 12th Avenue Brooklyn, New York 11219	3,250,000	33.33%

All Executive Officers and Directors as a group (2 persons)	7,750,000	79.48%

*	less than 1%
(1)	Based on 9,756,000 shares of common stock outstanding as of September 29, 2013.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

As of June 30, 2013, the Company owed $ 8,022 to Directors, officers, and principal stockholders of the Company for working capital loans.

On December 12, 2012 the Company issued 7,750,000 shares of its common stock to individuals who are Directors and Officers of the company.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court ’s decision.

POWER GALA CORP.

2,006,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer ’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is September [ ], 2013

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$4.64
Federal Taxes	$0
State Taxes and Fees	$500
Transfer Agent Fees	$0
Accounting fees and expenses	$11,000
Legal fees and expense	$25,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$36,504.64

All amounts are estimates other than the Commission ’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Delaware on February 21, 2012. In connection with incorporation, we issued 7,750,000 shares of common stock to our founders as consideration for their services rendered. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act ”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering ” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering. ” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On April 22, 2013, we sold through a Regulation S offering a total of 2,006,000 shares of common stock to 34 investors, at a price per share of $0.01695 for an aggregate offering price of $34,000. The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule Regulation S.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation (1)
3.2	Amendment to Articles of Incorporation changing our name to Power Gala Corp. (1)
3.3	By-Laws (1)
5.1	Opinion of Szaferman Lakind Blumstein & Blader , PC
23.1	Consent of D. Brooks & Associates
23.2	Consent of Counsel (included in Exhibit 5.1, hereto)

(1) Referred to and incorporated by reference to the Registration Statement on Form S-1 filed on June 18, 2013.

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brooklyn, State of New York, on September 29, 2013.

POWER GALA CORP.

By:	/s/Shmuel Ulano
Shmuel Ulano
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Shmuel Ulano	Chief Executive Officer, Director	October 1, 2013
Shmuel Ulano

/s/Adeline Dyksztejn	Secretary and Treasurer	October 1, 2013
Adeline Dyksztejn